SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 22, 2005 (December 16, 2005)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
Delaware	0-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2005, Dynegy Inc. (“Dynegy”) amended the Dynegy Inc. Deferred Compensation Plan for Certain Directors, as amended and restated (the “Plan”), to comply with certain provisions of Section 409A of the Internal Revenue Code. Specifically, under Section 409A and related rules and regulations, deferred compensation arrangements such as the Plan may be amended to allow some or all of the participants to terminate their plan participation and to receive a full distribution of their deferral account balance on or before December 31, 2005. Dynegy amended the Plan to terminate the Plan participation by two of its directors, Barry J. Galt and Joe J. Stewart, and to provide for each such director to receive a lump sum distribution of his account balance on or before December 31, 2005. Pursuant to this amendment, Mr. Stewart received a distribution of his total deferral account balance of $364,668.60 in the form of 76,450 shares of Dynegy Class A common stock (“Common Stock”) and $2.10 in cash effective as of December 16, 2005. Mr. Galt will receive a distribution of his total deferral account balance of an estimated $406,239.91, which balance will be based upon the closing stock price on December 22, 2005, in the form of 40% Common Stock and 60% cash effective as of December 22, 2005.

The foregoing description of the Plan amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

As previously announced, on October 31, 2005, Dynegy Holdings Inc. (“DHI”), a wholly-owned subsidiary of Dynegy, entered into a Second Amended and Restated Credit Agreement comprised of (i) a $400 million letter of credit component and (ii) a $600 million revolving credit component (the “Revolver”). The $600 million outstanding principal balance of the Revolver was paid in full on November 1, 2005 without a corresponding reduction in revolving credit commitments. On December 16, 2005, DHI elected to terminate the Revolver, under which no revolving credit borrowings were outstanding. The termination reflects DHI’s current cash position and its current belief that the revolving credit capacity will not be necessary in the immediate future. As a result of the termination, DHI will eliminate commitment fees that would have been required under the Revolver had it remained outstanding. The Revolver, which was scheduled to mature on December 31, 2005, has an effective termination date of December 23, 2005.

The foregoing description of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to such agreement filed as Exhibit 10.5 to the Current Report on Form 8-K filed by Dynegy and DHI on November 4, 2005.

Forward Looking Statements

Certain statements included in this Current Report on Form 8-K are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning Dynegy’s current belief that the revolving credit capacity will not be necessary in the immediate future. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expressed or implied include: our future financial condition; fluctuations in cash reserves; changes in commodity pricing and market fluctuations. More information about the risks and uncertainties relating to these forward-looking statements is found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005 and its Current Reports, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this Current Report on Form 8-K to reflect events or circumstances that may arise after the date of this Form 8-K, except as otherwise required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

Exhibit No.	Document
10.1	Second Amendment to the Dynegy Inc. Deferred Compensation Plan for Certain Directors dated December 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)
Dated: December 22, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

DYNEGY HOLDINGS INC. (Registrant)
Dated: December 22, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document
*10.1	Second Amendment to the Dynegy Inc. Deferred Compensation Plan for Certain Directors dated December 16, 2005.

*	Filed herewith.